Exhibit 10.1

Amendment No. 2 to Loan Facility Agreement

This Amendment No. 2 to Loan Facility Agreement (this “Amendment”), is made as of this 2 day of March, 2023, by and between (A) Israel Bar, Israeli ID number 52102084, and Yossef Gottlieb, Israeli ID number 51934487 (the “Lenders”), and (B) Maris-Tech Ltd. a company organized under the laws of the State of Israel, registration number 514135730, located at Rehovot, Israel (the “Company”, and together with the Lenders, the “Parties”).

WHEREAS, the Lenders are executive officers and shareholders of the Company; and

WHEREAS, on May 9, 2021, the Parties entered into a Loan Facility Agreement effective as of January 1, 2021, which was amended on June 30, 2021 (the “Loan Facility Agreement”); and

WHEREAS, the Lenders have, over time, advanced funds to the Company which were recorded in the Company’s books as owner’s debit/credit in the amounts set in the Loan Facility Agreement; and

WHEREAS, the Company wishes and the Lenders agree to amend the Loan Facility Agreement as set forth herein; and

WHEREAS, on February 28, 2023, and on March 2, 2023, the Company’s audit committee and board of directors, respectively, approved the Company’s entry into this Amendment, in accordance with the Israeli Companies Law, 5759-1999;

NOW, THEREFORE, in consideration of their mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Loan Facility Agreement.

2. Amendments to Loan Facility Agreement.

2.1.	Facilities, Purpose

Due to a clerical error, certain amounts mentioned in the Loan Facility Agreement were higher than the correct amounts and therefore, Section 1 of the Loan Facility Agreement will be replaced in its entirety to read as follows:

“1. at the date of the execution of this Agreement, all outstanding owner’s debit/credit in the aggregate total amount of NIS 3,480,305.88 shall be converted to shareholders loans (the “Loan”) as follows:

1.1.1 Israeli Bar’s owner debit/credit balance shall be converted to a shareholder loan in the amount of NIS 2,459,958.88;

1.1.2 Yossef Gottlieb’s owner debit/credit balance shall be converted to a shareholder loan in the amount of NIS 1,020,347;”

2.2.	Repayment of Principal and Payment of Interest

Section 2 of the Loan Facility Agreement is hereby replaced in its entirety to read as follows:

“2. The Loan shall be linked to U.S. Dollar ($) exchange rate, shall not bear interest and shall be due and payable in 24 equal monthly payments, commencing on February 4, 2024, pursuant to the available free cash (as defined below) of the Company (“Repayment Date”).

“available free cash”- cash balance and cash equivalents in the Company’s current accounts and short-term deposits (as defined below), available for the Company’s use on the Repayment Date, taking into account expected expenditures in the four (4) months following each payment.

“short-term deposits”- up to three (3) months.

3. Except as modified herein, the terms of the Loan Facility Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Israel.

5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. Counterparts; Facsimile. This Amendment may be executed by the Parties in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

7. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Company:

MARIS-TECH LTD.
By:	/s/ Amitay Weiss
Name:	Amitay Weiss
Title:	Director

Lenders:

/s/ Yossef Gottlieb
Yossef Gottlieb

/s/ Israel Bar
Israel Bar

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